UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 04, 2026

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place Suite 850
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock. $0.01 par value	SAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2026, the Company and Lesya Lysyj agreed that she would step down from her position as Chief Marketing Officer effective March 6, 2026, remaining with the company in an advisory capacity through September 30, 2026. On February 10, 2026, Ms. Lysyj and the Company entered into a separation agreement (the “Separation Agreement”), outlining the details of her transition and departure. Under the terms of the Separation Agreement, and subject to certain conditions set forth therein:

•
Ms. Lysyj provided a general release of claims against the Company and reaffirmed that she will continue to comply with the confidentiality, non-compete, and non-solicitation obligations in her employment agreement with the Company;
•
The Company will pay Ms. Lysyj an amount equal to thirteen (13) weeks of her salary at her current salaried rate ($21,607.49 per bi-weekly pay period) in six equal installments, and one (1) installment of $10,803.75, less applicable federal, state, local, and other employment-related deductions;
•
The Company will pay Ms. Lysyj her 2025 cash bonus, to be approved by the Compensation Committee of the Board of Directors, less applicable federal, state, local and other employment related deductions, in a lump sum payment in March 2026;
•
The Company will pay or reimburse Ms. Lysyj up to $45,000 for mutually agreed upon third-party training and/or legal fees; and
•
The Company will continue to pay its portion of the premium for Ms. Lysyj’s health benefits (including medical, vision, and dental benefits) through September 30, 2026, and, if she elects COBRA, through December 31, 2026.

The foregoing description is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Separation Agreement and General Release between Lesya Lysyj and the Company effective February 10, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

Date:	February 10, 2026	By:	/s/ C. James Koch
Name: C. James Koch Title: Chairman, President & CEO